Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Textainer Group Holdings Limited:

We consent to the incorporation by reference in the registration statement (No. 333-146304) on Form F-1, registration statements (Nos. 333- 147961, 333-171409, 333-211290 and 333-233323) on Form S-8, and registration statements (Nos. 333-171410, 333-223657 and 333-234444) on Form F-3 of Textainer Group Holdings Limited and subsidiaries of our report dated March 18, 2021, with respect to the consolidated balance sheets of Textainer Group Holdings Limited and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedules I and II, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 20-F of Textainer Group Holdings Limited and subsidiaries.

Our report dated March 18, 2021, on the consolidated financial statements, refers to a change in the method of accounting for leases.

/s/ KPMG LLP

San Francisco, California

March 18, 2021